UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 13, 2018

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the CIRCOR International, Inc. Principles of Corporate Governance, Douglas M. Hayes, having reached the mandatory retirement age of 75, will retire from the Board of Directors (the “Board”) of CIRCOR International, Inc. (the “Company”), effective December 31, 2018. Mr. Hayes’s notification that he will retire from the Board was received and accepted by the Board on December 13, 2018.
(d) On December 13, 2018, the Board elected Samuel Chapin to the Board as a Class I director, effective as of January 1, 2019, to fill the vacancy created on the Board following Mr. Hayes’s retirement. Mr. Chapin’s term as a Class I director will expire at the Company’s 2021 Annual Meeting of Stockholders. Mr. Chapin has also been appointed to the Nominating and Corporate Governance Committee of the Board, effective as of January 1, 2019. The Board has determined that Mr. Chapin qualifies as an independent director in accordance with the New York Stock Exchange listing standards.
Mr. Chapin retired at the end of 2016 from Bank of America Merrill Lynch, where he had served as an Executive Vice Chairman. Mr. Chapin joined Merrill Lynch in 1984 as a member of the Mergers and Acquisitions group and he was named a Managing Director in Investment Banking in 1993. Mr. Chapin was named Senior Vice President and head of Merrill Lynch’s Global Investment Banking Division in 2001. He was named Vice Chairman in 2003 and he became an Executive Vice Chairman at Bank of America Merrill Lynch in 2010. While at Merrill Lynch and Bank of America Merrill Lynch, Mr. Chapin was responsible for managing relationships with a number of the firm’s largest corporate clients.
Mr. Chapin is a summa cum laude graduate of Lafayette College, where he received a Bachelor of Arts degree and was elected to the Phi Beta Kappa honor society. He also received a Masters of Business Administration, with distinction, from The Wharton School at the University of Pennsylvania. He serves on the Board of Directors of PerkinElmer, Inc. and the Board of Trustees at Lafayette College. He also is a member of the board of directors of New York’s not-for-profit Roundabout Theatre Company.
As a non-employee director, Mr. Chapin is entitled to receive compensation in accordance with the Company's non-employee director compensation arrangements described under the caption “Director Compensation” in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 29, 2018. In addition, Mr. Chapin will enter into an indemnification agreement with the Company in substantially the same form that the Company has entered into with its other directors, a copy of which is filed as Exhibit 10.12 to the Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission on March 12, 2003.
There was no arrangement or understanding between Mr. Chapin and any other persons pursuant to which Mr. Chapin was elected as a director. Mr. Chapin has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2018                 CIRCOR INTERNATIONAL, INC.

/s/ Scott A. Buckhout
By:     Scott A. Buckhout

Title:	President and Chief Executive Officer